UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

WITH, INC.

(Name of Registrant As Specified In Charter)

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No fee required.

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3 ) Filing Party:

4) Date Filed:

WITH, INC.

18475 BANDILIER CIRCLE,

FOUNTAIN VALLEY, CALIFORNIA 92708

February 3, 2016

Dear Stockholder:

On January 18, 2016, With, Inc. (“we,” “us,” “our,” “With” or the “Company”) and its wholly owned subsidiary, MEDL Mobile, Inc. (“MEDL”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with MEDL Mobile Enterprises, LLC (the “Buyer”) pursuant to which MEDL agreed to sell and transfer to Buyer all or substantially all of MEDL’s assets used in its developing mobile application software, or “Apps,” and related technologies and standards for such applications (the “Asset Sale”). In connection with the execution of the Purchase Agreement, on January 18, 2016, Andrew Maltin, the Company’s chief executive officer and director, and David Swartz, the Company’s president, secretary and director, in their capacity as the holders of Series A Preferred Stock (the “Majority Stockholders”) representing a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”),  acting by written consent in lieu of a meeting, consented to the Asset Sale.  The Board of Directors of the Company also approved the Asset Sale acting by written consent in lieu of a meeting on January 18, 2016.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”). This Information Statement constitutes notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”) covering the consummation of the Asset Sale to which our Majority Stockholders consented on January 18, 2016. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with this document, including with respect to the approval of the Purchase Agreement. No meeting of our stockholders will be held or proxies requested for these matters since they have already been consented to by the Majority Stockholders, acting by written consent in lieu of a meeting, in their capacity as the holders of a majority of the issued and outstanding shares of the Company’s Common Stock.

The Asset Sale described in the Information Statement and the action taken by the Majority Shareholders may be ratified no earlier than 20 calendar days after we have mailed the Information Statement to our stockholders. The record date established by the Company for purposes of determining the number of issued and outstanding shares of Common Stock, and thus voting power, was January 18, 2016.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

WITH, INC.

18475 BANDILIER CIRCLE,

FOUNTAIN VALLEY, CALIFORNIA 92708

INFORMATION STATEMENT PURSUANT TO SECTION 14C

OF THE EXCHANGE ACT

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THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN CONSENTED TO BY THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY’S VOTING STOCK.

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

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GENERAL

This Information Statement and Notice of Action Taken Without a Meeting of Stockholders is being furnished by us to our stockholders of record as of January 18, 2016 (the “Record Date”), to inform the stockholders of the January 18, 2016 approval by the stockholders holding Series A Preferred Stock giving them a majority of the votes (“Majority Stockholders”) of approval of the sale of substantially all of the Company’s assets (the “Assets”) assets used in its developing mobile application software, or “Apps,” and related technologies and standards for such applications (the "Asset Sale") pursuant to the Asset Purchase Agreement, dated as of January 18, 2016 (“Purchase Agreement”) that is described in more detail in this Information Statement.

This Information Statement is being sent in lieu of a special meeting of the stockholders of the Company. Pursuant to unanimous written consent in lieu of a meeting, the Board of Directors of the Company (the “Board”) approved the entering into and consummation of the Asset Sale. The Majority Stockholders of the Company who beneficially own, in the aggregate, shares of Series A Preferred Stock and Common Stock of the Company, representing approximately 68.1% of the voting power of the Company as of the date of this Information Statement, gave their written consent to the Asset Sale described in this Information Statement on January 18, 2016. If the Asset Sale was not adopted by written consent of the Majority Stockholders, it would have been required to be considered by Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Asset Sale.

The elimination of the need for a special or annual meeting of the stockholders to ratify or approve the Asset Sale is authorized by Sections 78.320 and 78.565 of the NRS and the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws which provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such consent shall have the same force and effect as a majority vote of the stockholders and may be stated as such in any document. To eliminate the costs and management time involved in holding a special meeting and in order to effect the Asset Sale as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors and the Majority Shareholders approved the Asset Sale pursuant to written consents.

The Company is distributing this Information Statement to its stockholders to satisfy any notice requirements it may have under the NRS. No additional action will be undertaken by the Company with respect to the receipt of the written consents. No dissenters’ rights of appraisal under the NRS are afforded to the Company's stockholders as a result of the approval of the Asset Sale.

This Information Statement is dated as of and is first being sent to our stockholders of record on or about February 3, 2016.

SUMMARY TERM SHEET

This summary highlights important information in this Information Statement but does not contain all the information that is important to you. You should carefully read this entire Information Statement and the other documents referred to for a complete understanding of the Asset Sale. In addition, we incorporate by reference important business and financial information about the Company in this Information Statement. You may obtain the information incorporated by reference in this Information Statement without charge by following the instructions in the section entitled "Where You Can Find Additional Information."

The Asset Sale

On January 18, 2016, With, Inc. (“we,” “us,” “our,” “With” or the “Company”) and its wholly owned subsidiary, MEDL Mobile, Inc. (“MEDL”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with MEDL Mobile Enterprises, LLC (the “Buyer”) pursuant to which MEDL agreed to sell and transfer to Buyer all or substantially all of MEDL’s assets used in its developing mobile application software, or “Apps,” and related technologies and standards for such applications (the “Asset Sale”).

The Parties	With, Inc.

The Company, through MEDL, has developed a proprietary system for developing mobile application software, or “Apps”. To date, we have architected, designed and developed a library of several hundred apps and related technologies designed predominately for iPhone, iTouch, iPad and Android Devices. The Company also operates “Hang w/” live social mobile video platform that is available for download on iPhone and android phones via the Apple App Store and the Google Apps Marketplace.

The Company’s principal executive offices are located at 18475 Bandilier Circle, Fountain Valley, California 92708. Our telephone number is (714) 617-1991.

MEDL Mobile Enterprises, LLC
Buyer is newly formed limited liability company for the purpose of operating business based on assets is acquired in the Asset Sale.

Purchase Price

The aggregate purchase price for the Asset Sale is equal to the sum of (i) $125,000 and (ii) earn out payments determined as follows (the “Earn-Out Payments”): (A) 40% of the net operating income for calendar year 2017 in excess of $[2016 Target to be inserted]; (B) 30% of the net operating income for calendar year 2018 in excess of $[2017 Target to be inserted]; (C) 30% of the net operating income for calendar year 2019 in excess of $[2018 Target to be inserted]; and (D)  20% of the net operating income for calendar year 2020 in excess of $[2019 Target to be inserted].  For purposes of determining the earn-out payments, net operating income means Buyer’s net operating income  generated solely from the agency app development business (not including revenues that may be generated from any other division that Buyer may develop post-closing) less all operating expenses (including any consulting fees and any G&A expenses) but before deduction of taxes and interest.  The Earn-Out Payments are capped at an aggregate amount of $1,275,000 and are payable for each applicable performance period within 90 days after the completion of the review of the Buyer’s financial statement for the applicable year.

The Purchase Agreement provides that except for certain assumed liabilities, which are to be assumed by the Buyer, the Buyer will not assume nor have any responsibility for, any liability of MEDL or the Company.

As a result of the Asset Sale, MEDL will have conveyed substantially all of its assets which are substantially all of the assets of the Company. The Company will retain the shares it owns in its subsidiary, Hang With, Inc. and certain of its application software, or “Apps,” and related technologies and standards for such applications.

Closing	The closing of the Asset Sale occurred on the same day as the execution of the Purchase Agreement.

Indemnification

The Company and MEDL and the Buyer (the “Indemnifying Party”) agreed in the Purchase Agreement to indemnify and hold harmless the other party, its officers, directors, shareholders, members, agents, servants and employees, and their respective heirs, personal and legal representatives, guardians, successors and assigns (the “Indemnified Party”), from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) incurred in connection with:

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any breach or inaccuracy of any representation or warranty made in the Purchase Agreement;

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any breach of any covenant, obligation or other provision in the Purchase Agreement

In addition, the Buyer, as the Indemnifying Party, has agreed to indemnify the Company, as the Indemnified Party, in accordance with the indemnification provisions contained in the Purchase Agreement in connection with any and all assumed liabilities and the ownership or operation of the assets after the closing.

Further, the Company, as the Indemnifying Party, has agreed to indemnify the Buyer, as the Indemnified Party, in accordance with the indemnification provisions contained in the Purchase Agreement in connection with (i) any claim relating to any and all excluded liabilities;(ii) except for assumed liabilities, any claim relating to the ownership or operation of the assets (including the sale or licensing of the MEDL’s products) prior to the closing; or (iii) any claim related to or arising out of the employment of any employee or independent contractor by MEDL prior to the closing.

Interests of the Company and the President, Secretary and Director in the Asset Sale

In connection with the Asset Sale, the Buyer and the Company entered in a consulting on January 18, 2016, pursuant to which the Company agreed to provide technical and business support services to the Buyer (the “Consulting Agreement”). The term of the Consulting Agreement is four years unless terminated earlier in accordance with the terms of the Consulting Agreement.  As compensation for services performed for the Buyer, the Company will receive $200,000 per year payable in equal monthly installments.  Such compensation will not begin to accrue and become payable until March 1, 2016.

In connection with the Asset Sale, the Company’s President, Secretary, Directors and a Majority Stockholder, David Swartz, entered into an employment agreement with the Buyer.

Operations of the Company Following the Asset Sale

Following the consummation of the Asset Sale, the Company expects to have nominal operations and limited assets consisting of the shares it owns in its subsidiary, Hang With, Inc. and certain of its application software, or “Apps,” and related technologies and standards for such applications. Following the Asset Sale, management of the Company anticipates that it will focus its business on the operations of Hang With, Inc.

FORWARD LOOKING STATEMENTS

Statements included in this Information Statement that do not relate to present or historical conditions are “forward-looking statements.” Forward-looking statements may include, without limitation, statements relating to our plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “forecasts,” “intends,” “possible,” “estimates,” “anticipates,” and “plans” and similar expressions are intended to identify forward-looking statements. Our ability to predict projected results or the effect of events on our operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors that could cause actual performance or results to differ materially from those expressed in or implied by, forward-looking statements include, but are not limited to: (i) our ability to consummate the asset purchase transaction described in this Information Statement, and (ii) other factors described under “Risk Factors” contained in the With, Inc. Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date, there were 52,328,994 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. As of the Record Date, Messrs. Maltin and Swartz each held 125,000 shares of Series A Preferred Stock as well as 9,862,866 shares of Common Stock held by Mr. Maltin and 9,862,865 shares of Common Stock held by Mr. Swartz.  Each share of Series A Preferred Stock entitles the holder to 200 votes on all matters brought before the stockholders of the Company.  The Majority Stockholders voted an aggregate of 69,725,731 shares of voting stock consisting of 50,000,000 shares from the Series A Preferred Stock, the 9,862,866 shares of Common Stock held outright by Mr. Maltin and 9,862,865 shares of Common Stock held outright by Mr. Swartz, which represents approximately 68.1% of the voting power of the Company’s voting stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 18, 2016, regarding the beneficial ownership of our Common Stock by (i) each person or entity who, to our knowledge, owns more than 5% of our Common Stock; (ii) each executive officer and director; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o MEDL Mobile Holdings, Inc., 18475 Bandilier Circle, Fountain Valley, California. Shares of Common Stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of January 18, 2016, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)

Executive Officers & Directors
Andrew Maltin (2)	11,342,033	21.6%
David Swartz (3)	11,392,032	21.7%
All executive officers and directors as a group (2 persons)		43.3%

* Less than 1%

(1) Based on 52,328,994 shares of Common Stock outstanding as of the Record Date.

(2) Mr. Maltin is our Chief Executive Officer and is a director. Includes 50,000 shares of Common Stock held by Mr. Maltin's wife, 125,000 shares of Series A Preferred Stock convertible into 75,000 shares of Common Stock, stock options that are currently exercisable to purchase 1,312,500 shares of Common Stock and stock options that are exercisable to purchase 41,667 shares of Common Stock within 60 days of the Record Date.

(3) Mr. Swartz is our President, Secretary and is a director. Includes 50,000 shares of Common Stock held by Mr. Swartz's wife, 50,000 shares purchased by Mr. Swartz in the open market, 125,000 shares of Series A Preferred Stock convertible into 75,000 shares of Common Stock, stock options that are currently exercisable to purchase 1,312,500 shares of Common Stock and stock options that are exercisable to purchase 41,667 shares of Common Stock within 60 days of the Record Date.

REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

Pursuant to Section 78.565 of the NRS, approval of the sale of all of the assets of MEDL requires the vote of a majority of its outstanding Common Stock. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders’ meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities. Our Board of Directors, as well as the Majority Stockholders have approved the Purchase Agreement and the Asset Sale through written consents executed on January 18, 2016.  Although a vote of our stockholders may not be required in connection with the sale of assets by a subsidiary, the sale of the assets of MEDL could be viewed as a sale of all of our assets, the assets of MEDL represents substantially all of the assets owned by us. On January 18, 2016, the Majority Stockholder delivered their written consent approving the Asset Sale. Thus, required stockholder approval for the Asset Sale was obtained.

Given that we have already secured the affirmative consent of the holders of a majority of our voting securities to the Purchase Agreement and Asset Sale, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders’ meeting called for such a purpose, and rather proceed through the written consent of the holders of a majority of our voting securities. Spending the additional corporate time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the consummation of the Asset Sale in a manner that is timely and efficient for us and our stockholders.

DISSENTERS’ RIGHT OF APPRAISAL

Under the NRS, the Company’s stockholders are not entitled to dissenters’ rights with respect to the proposed Asset Purchase, and the Company will not independently provide the Company’s stockholders with dissenters’ rights.

INTEREST OF THE COMPANY AND THE PRESIDENT, SECRETARY AND DIRECTOR IN THE ASSET SALE

In connection with the Asset Sale, the Buyer and the Company entered in a consulting on January 18, 2016, pursuant to which the Company agreed to provide technical and business support services to the Buyer (the “Consulting Agreement”). The term of the Consulting Agreement is four years unless terminated earlier in accordance with the terms of the Consulting Agreement.  As compensation for services performed for the Buyer, the Company will receive $200,000 per year payable in equal monthly installments.  Such compensation will not begin to accrue and become payable until March 1, 2016.

In connection with the Asset Sale, the Company’s President, Secretary, Directors and a Majority Stockholder, David Swartz, entered into an employment agreement with the Buyer.

Except as described above, none of our directors or officers or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters approved by the Majority Stockholders as described in this Information Statement.

OUR BOARD OF DIRECTORS AND THE STOCKHOLDERS HOLDING A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF THE VOTING STOCK OF THE COMPANY HAVE APPROVED THE ASSET SALE.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

You should rely only on the information contained or incorporated by reference in this Information Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. This Information Statement is dated February 3, 2016. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement to stockholders shall not create any implication to the contrary.

Dated: February 3, 2016

By Order of the Board of Directors,

/s/ Andrew Maltin
Andrew Maltin
Director and Chief Executive Officer